Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-262358) pertaining to the 2015 Stock Plan, 2021 Long-Term Incentive Plan, and Employee Stock Purchase Plan of Credo Technology Group Holding Ltd of our report dated June 8, 2022, with respect to the consolidated financial statements of Credo Technology Group Ltd included in this Annual Report (Form 10-K) for the year ended April 30, 2022.

/s/ Ernst & Young LLP

San Jose, California
June 8, 2022

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